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                       SUBSIDIARIES OF NASH FINCH COMPANY


A. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash Finch Company):

               Subsidiary                                     State of
               Corporation                                  Incorporation
               -----------                                  -------------
     Nash-DeCamp Company                                       California
     Visalia, California


     Piggly Wiggly Northland Corporation                       Minnesota
     Edina, Minnesota


     GTL Truck Lines, Inc.                                     Nebraska
     Norfolk, Nebraska



B. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 66.6 percent by Nash Finch Company):

               Subsidiary                                     State of
               Corporation                                  Incorporation
               -----------                                  -------------
     Gillette Dairy of the Black Hills, Inc.                  South Dakota
     Rapid City, South Dakota

     Nebraska Dairies, Inc.                                   Nebraska
     Norfolk, Nebraska


C. Subsidiaries of Nash-DeCamp Company (the voting stock of which is owned, with respect to each subsidiary other than Agricola Nadco Limitada, 100 percent by Nash-DeCamp Company):



               Subsidiary                                   State/Country of
               Corporation                                  Incorporation
               -----------                                  -------------
     Forrest Transportation Service, Inc.                   California
     Visalia, California

     Agricola Nadco Limitada*                               Chile


     *Ninety-nine percent (99%) of Argicola Nadco Limitada is owned by Nash-DeCamp Company.
